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DIRECTV

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-172246, 333-163226 and 333-163227 on Form S-8, Registration Statement Nos. 333-172641 and 333-168705 on Form S-3 and Registration Statement Nos. 333-180335, 333-166121, 333-127826, 333-164728, 333-153496, 333-106529, and 333-159810 on Form S-4 of our reports dated February 20, 2013 relating to the consolidated financial statements and financial statement schedule of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 20, 2013

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  EXHIBIT 23